UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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At Broadridge, we strive to develop and foster greater levels of communication in everything we do. As a company focused on innovation, we believe that by applying technology and partnering with our stockholders, we can develop and maintain long term value. For this reason, we deeply appreciate the time and energy you have put into helping us shape this forum. As always, we are committed to you, our stockholders, and look forward to your comments and establishing a meaningful dialogue.

Richard J. Daly, Chief Executive Officer

Broadridge Financial Solutions, Inc.

Virtual Stockholder Meeting

Broadridge will be hosting its 2009 Annual Meeting of Stockholders live via the Internet. You will be able to vote and submit questions while attending the meeting on the Internet.

Click here to Save the Date to your calendar.

Attend Meeting

Location: http://www.broadridge-ir.com

Date: November 18, 2009

Time: 10:00 a.m. EST

Submit a Pre-Meeting Question

If you would like to ask a question in advance of the meeting, please submit it here. All submissions to this site are completely anonymous. We appreciate your input and look forward to hearing from you, our stockholders.

Survey

We’d like to learn more about our stockholders. Please complete the survey below and upon completion, view the results real-time.

Q1. How long have you been a Broadridge Stockholder?

☐	0-6 Months

☐	6 Months - 1 Years

☐	1-2 Years

☐	More than 2 Years

Q2. As a stockholder of Broadridge, what excites you most about the company?

☐	Market leader with high client retention rates

☐	High percentage of recurring annual revenues

☐	Management team

☐	Dependable mid-single-digit revenue growth business

☐	Scalable business model with core business generating margin expansion

☐	Corporate social responsibility and environmental/clean air initiatives

☐	Other, please specify

Q3. What was your most important consideration in making an investment in Broadridge?

☐	Dividends

☐	Stock price

☐	Stock repurchases

☐	Long-term business prospects of the company

☐	Other, please specify

Q4. What is the most important reason why you remain a stockholder in Broadridge?

☐	Opportunities for growth

☐	The Capital Allocation Policy

☐	Management

☐	Commitment to corporate responsibility and environmental/clean air initiatives

☐	Other, please specify

Q5. Other than your ownership of Broadridge, what is your primary area of investment?

☐	Blue chip stocks

☐	Bonds

☐	Dividend stocks

☐	Growth stocks

☐	Other, please specify

Q6. How long do you typically hold a stock?

☐	Day trade

☐	0-6 Months

☐	6 Months - 1 Years

☐	1-2 Years

☐	More than 2 Years

☐	Other, please specify